Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Verizon Savings Plan for Management Employees (the Plan) of Verizon Communications Inc. of our report dated June 27, 2014, with respect to the financial statements and supplemental schedule of the Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Mitchell & Titus LLP

Mitchell & Titus LLP
New York, New York

November 20, 2014